Exhibit 99.1

Carbonite Announces First Quarter 2013 Financial Results

Revenue of $24.5 million increases 32%; Bookings of $29.3 million increases 20%

BOSTON, MA – May 2, 2013 – Carbonite, Inc. (NASDAQ: CARB), leading provider of cloud backup solutions for small businesses and consumers, today announced financial results for the quarter ended March 31, 2013.

“This was another successful quarter at Carbonite, highlighted by accelerating bookings growth, increasing traction in the small business market, and our third consecutive quarter of positive free cash flow,” said David Friend, Chairman and Chief Executive Officer of Carbonite. “I am pleased with the progress we’ve been making in our shift towards the small business market, the growing importance of distribution channels in reaching our target customers, and the development of new solutions that enhance our value proposition.”

Financial and Operating Metrics for the First Quarter Ended March 31, 2013

•	Bookings for the first quarter of 2013 were $29.3 million, an increase of 20% from $24.5 million in the first quarter 2012.

•	Revenue for the first quarter of 2013 was $24.5 million, an increase of 32% from $18.5 million in the first quarter of 2012.

•	Gross margin for the first quarter of 2013 was 63.9%, compared to 63.4% in the first quarter of 2012.

•	Net loss for the first quarter of 2013 was ($7.4) million, compared to ($9.1) million in the first quarter of 2012.

•

Net loss attributable to common stockholders for the first quarter of 2013 was ($0.29) per share (basic and diluted), compared to a net loss of ($0.36) per share (basic and diluted) in the first quarter of 2012.

•

Non-GAAP gross margin, which excludes amortization expense on intangible assets and stock-based compensation expense, was 65.0% in the first quarter of 2013, compared to 64.2% in the first quarter of 2012.

•

Non-GAAP net loss, which excludes amortization expense on intangible assets, stock-based compensation expense, patent litigation expense, and a lease exit charge associated with our data center relocation was ($4.7) million for the first quarter of 2013 compared to ($6.7) million in the first quarter of 2012

•	Non-GAAP net loss per share for the first quarter of 2013 was ($0.18) compared to a non-GAAP net loss per share of ($0.27) in the first quarter of 2012.

•	Cash flow from operations for the first quarter of 2013 was $3.8 million, compared to $145,000 in the first quarter of 2012.

•	Non-GAAP free cash flow for the first quarter of 2013 was $654,000, compared to ($4.6) million in the first quarter of 2012.

•	Cash, cash equivalents and short-term investments were $56.5 million as of March 31, 2013, compared to $55.3 million as of December 31, 2012.

•	Quarterly retention rate was in the 96% to 97% range, consistent with prior quarters since 2009.

An explanation of non-GAAP measures is provided under the “Non-GAAP Financial Measures” below and reconciliation to the most comparable GAAP measure is provided in the tables at the end of this press release.

Recent Business Highlights:

•

Announced it has been selected to participate with Comcast on Upware™ from Comcast Business. Together, Carbonite and Comcast are delivering cloud solutions for small businesses that may be conveniently purchased and managed from one central location. The Upware™ marketplace is a suite of cloud-based business solutions that can be purchased through one easy-to-use web portal.

•

Announced that Database Backup is available for its online backup reseller partners to offer to their small business clients. With the Carbonite Database Backup solution, resellers can deliver a comprehensive cloud backup solution and ensure their clients can rest easy knowing their backup is protected offsite—securely, automatically and affordably.

•

Announced the latest releases of Amanda Enterprise and Zmanda Recovery Manager (ZRM) for MySQL, which simplify backup management and recovery for small businesses operating in heterogeneous environments. Zmanda solutions offer high-end features with price and ease-of-use designed with SMBs in mind.

•	Prevailed at trial in a non-practicing entity patent suit brought by Oasis Research LLC, after a Texas federal jury concluded that Oasis’ patents were invalid.

Business Outlook

Based on information available as of May 2, 2013, Carbonite is issuing guidance for the second quarter and full year 2013 as follows:

Second Quarter 2013: The Company expects total revenue for the second quarter to be in the range of $25.7 million to $25.9 million and non-GAAP net loss per common share to be in the range of ($0.10) to ($0.12). Carbonite’s expectations of non-GAAP net loss per diluted common share for the second quarter exclude stock-based compensation expense, patent litigation expense and amortization expense on intangible assets, and assume a tax rate of 0% and weighted average shares outstanding of approximately 25.9 million.

Full Year 2013: The Company expects 2013 total revenue to be in the range of $104.0 million to $106.0 million and non-GAAP net loss per diluted common share to be in the range of ($0.40) to ($0.44). Carbonite’s expectations of non-GAAP net loss per common share for the full year excludes stock-based compensation expense, patent litigation expense, a lease exit charge and amortization expense on intangible assets, and assumes a tax rate of 0% and weighted average shares outstanding of approximately 26.0 million.

Conference Call and Webcast Information

Carbonite will host a conference call on May 2, 2013, at 5:00 p.m. Eastern Time (ET) to discuss the Company’s first quarter financial results and its business outlook. To access this call, dial 888-797-2980

(domestic) or +1-913-312-0677 (international). The conference ID is 8075660. A replay of this conference call will be available until May 9, 2013 at 877-870-5176 (domestic) or +1-858-384-5517 (international). The replay pass code is 8075660. A live web cast of this conference call will also be available in the investor relations section on the Company’s website at http://investor.carbonite.com under “Events and Presentations” and a replay will be archived on the website as well.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including bookings, non-GAAP gross margin, non-GAAP net loss and non-GAAP net loss per share, and free cash flow. Bookings represent the aggregate dollar value of customer subscriptions received during a period and are calculated as revenue recognized during the period plus the change in total deferred revenue during the same period. Non-GAAP gross margin, non-GAAP net loss and non-GAAP net loss per share exclude amortization expenses on intangible assets, stock-based compensation expenses, patent litigation expenses and a lease exit charge associated with our data center relocation from net loss. Non-GAAP free cash flow is calculated by adding the cash portion of the lease exit charge and subtracting cash paid for the purchase of property and equipment from net cash provided by operating activities. Quarterly retention rate is defined as the percentage of customers on the last day of the prior quarter who remain customers on the last day of the current quarter.

The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant items that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management. In order to compensate for these limitations, management presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s views as of the date of this press release based on the current intent, belief or expectations, estimates, forecasts, assumptions and projections of the Company and members of our management team. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Those statements include, but are not limited to, statements regarding guidance on our future financial results and other projections or measures of future performance, and our expectations concerning market opportunities and our ability to capitalize on them. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the Company’s ability to profitably attract new customers and retain existing customers, the Company’s dependence on the market for online computer backup services, the Company’s ability to manage growth, and changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission, which is available on www.sec.gov, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. The Company anticipates that subsequent events and developments will cause its views to change. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

About Carbonite

Carbonite, Inc. (NASDAQ: CARB), is a leading provider of online backup for small businesses and consumers. Subscribers in more than 100 countries rely on Carbonite to provide easy-to-use, affordable and secure cloud backup solutions with anytime, anywhere data access. Carbonite’s backup solution runs on both the Windows and Mac platforms. The company has backed up more than 300 billion files, restored nearly 20 billion files, and currently backs up more than 350 million files each day. For more information, please visit www.carbonite.com, twitter.com/carbonite,twitter.com/carbonitebiz, or facebook.com/CarboniteOnlineBackup.

Carbonite, Inc.

Condensed Consolidated Statement of Operations (unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
Revenue	$24,508	$18,547
Cost of revenue	8,838	6,785

Gross profit	15,670	11,762

Operating expenses:
Research and development	5,476	4,840
General and administrative	4,777	2,236
Sales and marketing	12,682	12,615
Restructuring charges	146	1,174

Total operating expenses	23,081	20,865

Loss from operations	(7,411)	(9,103)
Interest and other income (expense), net	2	(3)

Loss before income taxes	(7,409)	(9,106)
Provision for income taxes	(10)	(10)

Net loss	$(7,419)	$(9,116)

Basic and diluted net loss per share attributable to common stockholders	$(0.29)	$(0.36)
Weighted-average number of common shares used in computing basic and diluted net loss per share	25,888,694	25,226,515

Carbonite, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(In thousands)

	March 31, 2013	December 31, 2012
Assets
Current assets
Cash and cash equivalents	$41,504	$40,341
Marketable securities	14,996	14,990
Accounts receivable, net	2,017	1,549
Prepaid expenses and other current assets	2,343	2,369
Restricted cash	500	500

Total current assets	61,360	59,749
Property and equipment, net	24,859	24,622
Other assets	181	147
Acquired intangible assets, net	4,607	4,871
Goodwill	11,536	11,536

Total assets	$102,543	$100,925

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,074	$6,247
Accrued expenses	8,592	5,068
Current portion of deferred revenue	65,388	60,119

Total current liabilities	79,054	71,434
Deferred revenue, net of current portion	14,637	15,087
Other long-term liabilities	510	473

Total liabilities	94,201	86,994
Stockholders’ equity
Common stock	260	258
Additional paid-in capital	134,888	133,059
Accumulated deficit	(126,792)	(119,373)
Treasury stock, at cost	(22)	(22)
Accumulated other comprehensive income	8	9

Total stockholders’ equity	8,342	13,931

Total liabilities and stockholders’ equity	$102,543	$100,925

Carbonite, Inc.

Condensed Consolidated Statement of Cash Flows (unaudited)

(In thousands)

	Three Months Ended March 31,
	2013	2012
Operating activities
Net loss	$(7,419)	$(9,116)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,158	2,404
Amortization (accretion) of premium (discount) on marketable securities	(4)	62
Stock-based compensation expense	1,319	956
Provision for reserves on accounts receivable	7	48
Non-cash restructuring charge	92	1,017
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(475)	(273)
Prepaid expenses and other current assets	26	(399)
Other assets	(34)	14
Accounts payable	(1,176)	(2,045)
Accrued expenses	3,435	1,509
Other long-term liabilities	37	21
Deferred revenue	4,819	5,947

Net cash provided by operating activities	3,785	145

Investing activities
Purchases of property and equipment	(3,131)	(4,926)
Proceeds from maturities of marketable securities	—	2,500

Net cash used in investing activities	(3,131)	(2,426)

Financing activities
Proceeds from exercise of stock options	512	448

Net cash provided by financing activities	512	448

Effect of currency exchange rate changes on cash	(3)	4
Net increase (decrease) in cash and cash equivalents	1,163	(1,829)
Cash and cash equivalents, beginning of period	40,341	59,842

Cash and cash equivalents, end of period	$41,504	$58,013

Carbonite, Inc.

Reconciliation of GAAP to Non-GAAP Measures (unaudited)

(In thousands, except share and per share amounts)

Calculation of Bookings

	Three Months Ended March 31,
	2013	2012
Revenue	$24,508	$18,547
Add :
Deferred revenue ending balance	80,025	65,643
Less :
Deferred revenue beginning balance	75,206	59,696

Change in deferred revenue balance	4,819	5,947
Bookings	$29,327	$24,494

Calculation of Non-GAAP Net Loss and Non-GAAP Net Loss per Share

	Three Months Ended March 31,
	2013	2012
Net loss	$(7,419)	$(9,116)
Add:
Amortization of intangibles	264	67
Stock-based compensation expense	1,319	956
Patent litigation expense	1,183	207
Lease exit charge	—	1,174

Non-GAAP net loss	$(4,653)	$(6,712)

Weighted average shares outstanding (basic)	25,888,694	25,226,515
Non-GAAP net loss per share	$(0.18)	$(0.27)

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit

	Three Months Ended March 31,
	2013	2012
Gross profit	$15,670	$11,762
Add:
Amortization of intangibles	118	44
Stock-based compensation expense	132	95

Non-GAAP gross profit	$15,920	$11,901

Non-GAAP gross margin	65.0%	64.2%

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense

	Three Months Ended March 31,
	2013	2012
Research and development	$5,476	$4,840
Less:
Stock-based compensation expense	236	292

Non-GAAP research and development	$5,240	$4,548

General and administrative	$4,777	$2,236
Less:
Amortization of intangibles	48	8
Stock-based compensation expense	650	366
Patent litigation expense	1,183	207

Non-GAAP general and administrative	$2,896	$1,655

Sales and marketing	$12,682	$12,615
Less:
Amortization of intangibles	98	15
Stock-based compensation expense	301	203

Non-GAAP sales and marketing	$12,283	$12,397

Restructuring charges	$146	$1,174
Less:
Lease exit charge	—	1,174

Non-GAAP restructuring charges	$146	$—

Calculation of Free Cash Flow

	Three Months Ended March 31,
	2013	2012
Net cash provided by operating activities	$3,785	$145
Add
Cash portion of lease exit charge	—	157
Subtract:
Purchases of property and equipment	3,131	4,926

Free cash flow	$654	$(4,624)

Investor Relations Contact:

Cassandra Hudson

Carbonite

617-587-1144

chudson@carbonite.com

Staci Mortenson

ICR

617-587-1102

investor.relations@carbonite.com

Media Contact:

Erin Delaney

Carbonite

617-421-5637

media@carbonite.com